Exhibit 99

CORPORATE PARTICIPANTS

Ed Fritsch

Highwoods Properties Inc. - President, CEO & Director

Mike Harris

Highwoods Properties Inc. - EVP & COO

Terry Stevens

Highwoods Properties Inc. - VP, CFO & Treasurer

Tabitha Zane

Highwoods Properties Inc. – Sr. Dir. Investor Relations

CONFERENCE CALL PARTICIPANTS

Jim Sullivan

Prudential Securities - Analyst

Frank Greywitt

KeyBanc - Analyst

John Litt

Smith Barney - Analyst

John Stewart

Smith Barney - Analyst

Susan Berliner

Bear Stearns - Analyst

David Fick

Legg Mason - Analyst

Keith Mills

UBS - Analyst

Greg Whyte

Morgan Stanley - Analyst

Jamie Feldman

Prudential Equity Group - Analyst

PRESENTATION

Operator

Good morning. My name is Tamara, and I’ll be your conference facilitator. At this time, I’d like to welcome everyone to the Highwoods Properties conference call. All lines have been placed on mute to prevent any background noise. After the speakers’ remarks there will be a question-and-answer period. If you would like to ask a question during this time, simply press star, then the number 1 on your telephone keypad. If you would like to withdraw your question, press star, then the number 2 on your keypad. Thank you. Tabitha Zane, you may begin your conference.

Tabitha Zane

Thank you, everybody. I’ve lost my voice, so I’m going to let Terry Stevens, our CFO, read the Safe Harbor Statement.

Terry Stevens - Highwoods Properties Inc. - VP, CFO & Treasurer

Thank you, Tabitha. On the call today with us are Ed Fritsch, President and Chief Executive Officer; Mike Harris, Chief Operating Officer, and myself. If anyone on the call has not received a copy of yesterday’s press release or supplemental financial package, please visit our website at www.highwoods.com, or call 919-875-6717, and we will fax or e-mail a copy to you.

Before we begin, I would like to remind you that this conference call will include forward-looking statements concerning the Company’s operations and financial condition, including estimates of asset dispositions, reinvestment of disposition and joint venture proceeds, cost and timing of development projects, rollover rents, occupancy, revenue trends, and so forth. Such statements are subject to various risks and uncertainties. Actual results could differ materially from those currently estimated due to a number of factors, including those identified in the Company’s amended annual report on Form 10-K for the year ended December 31, 2003, and subsequent reports filed with the SEC. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events. During this call, we will discuss non-GAAP financial measures, such as FFO. A reconciliation of prior period FFO and other non-GAAP financial measures to net income as defined by GAAP are available on the investor relations section of the web at highwoods.com. I will now turn the call over to Ed Fritsch.

Ed Fritsch - Highwoods Properties Inc. - President, CEO & Director

Good morning, everyone, and thank you for joining us on the call today. My remarks will cover our fourth quarter and full year operating highlights. Mike will review our markets and leasing activity, and Terry will provide you with more color regarding our accounting. It was much debated internally about releasing preliminary financial results. We felt it was more important that we thoroughly examine the issues outlined in the SEC’s February 7th letter regarding lease accounting issues and make sure we are following GAAP accounting consistent with the SEC’s guidance on this matter. Therefore, we are taking additional time to ensure that our financial statements comply with GAAP and present a transparent picture of the Company’s financial position. While Terry will talk about these matters in more detail, the most important point to make is that our current evaluation indicates that the cumulative magnitude of any adjustments to be made should be relatively small and not have a material impact on our FFO for 2004 or for future periods. Our goal is to resolve these issues as soon as possible and report our fourth quarter and year-end financial results. They say misery loves company, and perhaps a few of us here took some comfort in the Wall Street Journal article that appeared on February 25th, 2005. This piece noted that more than 60 companies have reported the need to change their lease accounting practices and the SEC’s February 7th letter is specifically referenced in the article.

There are 2 things I want to focus on today. First, we are very pleased with our strong leasing and development efforts this past year. Year-end occupancy reached 85 percent, a 350-basis point increase year-over-year. I believe this speaks not only to the diligence of our leasing representatives, but also to the improving conditions in a majority of our markets. Our development pipeline also strengthened during the year and it currently encompasses 718,000-square feet, representing investment of approximately $90 million in the pipeline at 99.3 percent pre-leased. Other highlights include the 199,000-square foot lease we just signed with Syniverse at the Highwoods Preserve. Since June we have leased or sold close to 60 percent of this campus with good prospects for much of the remaining space. This is a world-class campus, and the activity over the past few months bears this out.

The second item I want to focus on today is the Company’s strategic management plan. To give you a little history, when our succession plan was put in place, one of my goals was to work with my new team, which includes Terry, Mike and many capable others, to develop a strategic management plan that would serve as a road map for our future. We immediately began a thorough review and analysis of our business and our business practices. Our approach in developing this plan was that no person, property, or procedure was sacred. In addition to the efforts of senior management, we received extensive input from our officer group as well. We recently presented the plan to our Board and received unanimous approval of the plan’s goals and objectives, and our officer group is also enthusiastic about this road map for the future. Over the next few minutes, I’ll briefly outline some of the goals and strategies for Highwoods set forth in our strategic management plan. The most immediate focus of our plan is to establish a firm, stable platform for future growth. Every other goal we established supports this focus.

The first step is to improve the quality of our portfolio through strategic dispositions and development. Last year we sold $93 million worth of non-core properties, almost half of which occurred in the fourth quarter. The average occupancy of the assets sold was 67.6 percent, well below the occupancy of our portfolio as a whole, and the average age of these buildings was nearly 20 years, 4-plus years older than the average age of our overall office and industrial portfolio. And it was clear that these under-performing assets would require significant capital expenditures to re-lease and would not serve us well in any future downturn. Another objective of our disposition program is to reduce our exposure to certain customers. A perfect example of our success in executing this strategy is the sale of 930,000-square feet of non-core industrial properties in north Winston-Salem that we closed just a week ago. While these partial metal panel older buildings are currently 100 percent leased to a single customer with expirations in 2007 and 2008, we looked to the future and recognized that re-leasing these non-core buildings in north Winston-Salem would have been a difficult task, so we took action to sell. Over the next three years, we expect to dispose of $450 to $550 million of property, including $100 to $300 million in 2005 in keeping with the guidance we previously provided.

We plan to use the proceeds from these dispositions to reduce debt and improve our financial flexibility. As our balance sheet improves, we are hopeful that we will regain an investment-grade rating from Moody’s and maintain our current investment-grade rating with S&P and Fitch. You may have seen that S&P and Moody’s reaffirmed their credit ratings this quarter. Another goal we set is to sell our non-core land holdings. In 2004 we reduced our non-core land holdings by 215 acres, generating sales proceeds of $36 million, for a net gain of about $3 million. Over the next 3 years it is our goal to sell an additional $60 million to $70 million of non-core land. Another step in the overall process of upgrading our portfolio is through build-to-suit and speculative multi-tenant development projects. Right now we have $90.3 million of development in the pipeline, which is 99-plus percent pre-leased and will come on line late this year. All of these products have long-term leases and are in excellent locations.

While we are actively pursuing build-to-suit opportunities for current and prospective customers, we are also selectively considering certain multi-tenant development projects. These projects would be suburban infill locations, with barriers to entry, where current sub-market occupancy warrants new development. Highwoods GlenLake development in Raleigh is a prime example of this strategy. This Class A office building was a speculative development that was delivered in a very soft market. Within a year, occupancy increased from the low 40s to 94 percent with net effective rents above market average, clearly evidencing the strength of the submarket, the quality of the product, and the barriers to entry that existed. In all of our core markets, we have suburban infill sites, including our Century Center office park in Atlanta, Innsbrook Park in Richmond, and the Westshore sub-market in Tampa. Over the next 3 years we hope to have $200 to $300 million of development starts. Internally, we have made changes to better align the compensation of our leadership team, division heads, and leasing representatives with the Company’s long-term goals as outlined in the strategic management plan.

Compensation for our leasing representatives was changed to provide a better alignment between lease production and compensation. The compensation is weighted towards the net effective rents, providing incentives for higher quality lease transactions. Before I turn the call over to Michael for additional color on our operating results, I want to tell you where we are on the potential sale of our Charlotte assets. As most of you know, we listed this 1.5-million-square-foot, 23-building portfolio for sale last November. While I cannot provide details at this time, I can say that we received bids from 13 firms and have narrowed our negotiations to one of these companies. We hope to have something definitive to announce within the next 6 weeks.

In closing, I want to reiterate our excitement about the prospects for our Company and yours, Highwoods Properties. We have a great team that is focused and driven on positioning our Company for long-term growth. Our strategic management plan calls for very deliberate steps to improve our portfolio, strengthen our balance sheet, and create cash flow stability. Mike?

Mike Harris - Highwoods Properties Inc. - EVP & COO

Thanks, Ed, and good morning. As Ed highlighted in his remarks, total occupancy in our portfolio increased 180 basis points from the end of the third quarter, and 350 basis points from year end 2003. Our overall occupancy at year end was 85 percent, above our targeted goal of 83.5 percent. Office occupancy was 82.7 percent, and occupancy in our industrial portfolio ended the year at 90.2 percent. Be mindful that in keeping with our guidance, we expect a slight dip in occupancy in the first quarter of 2005 due to the disposition of several well-leased industrial assets in Winston-Salem, just mentioned by Ed, and several large January lease expirations. However, during the year we expect our positive lease activity to take up this slack and restore occupancy as we move through the year. Our goal is to end the year with occupancy of approximately 86 percent.

This occupancy estimate assumes that US Air, which leases approximately 295,000 square feet, vacates all of their space before year end. As of today, US Airways is current on their rent obligations, having paid March rent in full, while we continue to account for them on a cash basis, and we’re taking a wait-and-see attitude. Our strong leasing performance this year was pretty much across the board. With the exception of Charlotte, every one of our markets reported an increase in occupancy year-over-year. I’m pleased to report that we are outperforming the competition in 4 of our 5 largest markets, with a higher occupancy rate than the market as a whole, the only exception being Tampa. In most of our markets, we are seeing modest, positive economic signs, including job growth and small business expansions. And our leasing representatives are encouraged by a steady volume of showings. Another positive trend was a decline in early move outs, which includes the exercise — excuse me — of early termination options, bankruptcies, and other unexpected early vacancies. In January ’04 we forecasted that early move outs would average about 72,000 square feet a month for a total of about 860,000 square feet in a year. Actual early move outs were below our predictions, averaging only 52,000 square feet a month, or a total of about 624,000 square feet in 2004. To put this in perspective, in 2003, early move outs totaled 1.1 million square feet.

We continue to look closely at net absorption in all of our markets and the trend remains positive. For the fourth quarter, every one of our top-5 office markets reported positive net absorption, and these markets, combined, reported positive net absorption of 1.6 million square feet for the quarter and 5.9 million square feet for the year. As Ed mentioned earlier, our leasing velocity continues to be strong. We signed leases for just over 1 million square feet of second-generation office space in the fourth quarter, making this the fourth consecutive quarter that we have topped the 1 million square foot mark for second-generation office leasing. And for the full year we signed leases for approximately 5 million square feet of second-generation office space. This compares to 4.2 million square feet signed in 2003. Despite this positive activity, we remain mindful that tenants still have the upper hand in most negotiations, but some of our markets are beginning to stabilize, and customers are beginning to believe that if they’re going make a move to lock in more attractive lease terms, now is the time to do it.

Customer retention was 73 percent for 2004. This is an important metric for us that indicates a certain level of customer satisfaction. Office GAAP rent declined 5 percent in the fourth quarter and 1.7 percent for the full year. With improving market conditions, we’re forecasting that GAAP rents will decline between 2 and 4 percent this year on average during 2005. In the fourth quarter, office cash rents declined 13.7 percent for the full year and for the full year, they were down 10.6 percent. As a reminder, to make this cash rent comparison, we took the actual base rent plus CAM pass-throughs for the last year of the previous lease and compared it to the annualized base rent for the first 12 months of the new lease after any rate abatement periods have expired. So, free rent is stripped from this equation to give an apples-to-apples comparison.

Turning to our 5 largest office markets, in the fourth quarter our Raleigh portfolio showed continued improvement. Occupancy was 83.8 percent at year end, a 300-basis point increase from the third quarter, and a 440-basis point increase from the year end of 2003. Employment growth in this area is strong, growing 2.5 percent in December and the market had over 2 million square feet of positive absorption in 2004. Atlanta reported 1.2 million square feet of positive absorption for the year, and occupancy in our Atlanta portfolio increased steadily throughout the year, growing 530 basis points to 83.7 percent. Both our office and industrial portfolios in this market posted strong gains, and our occupancy rate is better than the market as a whole by almost 3 percent. Our Richmond and Nashville portfolios, 2 of our best performing divisions, ended the year with occupancy at 94.1 percent and 93.3 percent, respectively. Both markets saw solid employment growth and positive absorption year-over-year. Construction in those markets remains relatively low, despite low vacancy in some submarkets.

The Tampa market has been improving, with positive net absorption of 842,000 square feet over the last 4 quarters. The area saw 2.1 percent employment growth in December. And overall market vacancy was 15.1 percent at year end, a 70-basis point improvement from a year ago. Our Tampa portfolio saw 200,000 square feet of new lease starts in the fourth quarter, including the 85,000-square foot T-Mobile lease at Highwoods Preserve, plus the 199,000 square foot Syniverse lease that Ed mentioned. In closing, let me say that we’re very proud for the hard work of all of our divisions this past year. It continues to be a tough and competitive environment, but I firmly believe our results this year proved our team is up to the challenge, and improvements should continue throughout our system. Thanks. Terry?

Terry Stevens - Highwoods Properties Inc. - VP, CFO & Treasurer

Thank you, Mike. We announced several weeks ago that we planned to report our fourth quarter and full year 2004 financial results yesterday, March 3rd. However, as Ed noted, at this point, we have not yet finalized the year end financial reporting process. And in particular, we are still completing our evaluation of certain lease accounting practices as described in the press release. These accounting practice matters came to our attention in late February. I should point out that we and our auditors also got a later start than normal in preparing for the year end audit and closing process, due to the heavy concentration of time required into late 2004 in preparing our amended 2003 Form 10-K and quarterly reports that we filed in mid-November and December. To elaborate more, in consultation with Ernst & Young, we are evaluating certain of our lease accounting practices within the context and guidance contained in the February 7th, 2005 letter to the AICPA, from the Chief Accountant of the SEC. The intent of that letter was to clarify the SEC’s interpretation of certain lease accounting practices, and their application under GAAP related to operating leases.

Based on our review and our auditors’ review of this letter and related evaluation of our lease accounting practices, two changes to our lease accounting practices are needed. First, in determining when to begin to record rental revenue. Our past practice has been to begin recognizing rental revenue on a straight line basis as of the lease commencement date stated in the lease. We have now determined that rental income, instead, should commence when the tenant takes physical possession of, and thus the right to control, the lease premises. In some cases, this date is prior to the stated lease commencement date, particularly with our retail tenants. Second is accounting for lease incentives paid to our tenants, which is done in only a minority of our leases. The frequency and magnitude of lease incentives such as these typically depend on the competitive environment and are granted only when our leasing team feels they are needed in order to get the deal done. These incentives have been in the form of moving-cost allowances, payments to cover rents owed to by the tenant to former landlords, or similar incentives. Our past practice was to include the cost of these lease incentives with related capitalized tenant improvements under the lease, and to amortization the combined cost on a straight line basis over the lease term as depreciation and amortization expense.

We have now determined that such lease incentive costs should be recorded as an intangible asset and amortized over the lease term as a reduction of straight line rental income. This change does not impact net income, because the amount of amortization is the same in both cases, but does reduce the computation of funds from operations as defined by NAREIT, which requires that real-estate-related depreciation and amortization expense be added back to net income, but not reductions to straight line rent. We are diligently working to complete our evaluation of these matters, and before we quantify the effect of them, and also to finalize our 2004 results and financial statements, which will include adjustments from these lease accounting matters or any other adjustments that may be necessitated by the year-end audit. Based on our current evaluation, we don’t expect that any of these adjustments will have a material effect on FFO in 2004 and future periods. We also don’t believe that these adjustments will impact the Company’s cash position or bank loan covenants. We will file our audited financial statements as part of the 2004 annual report on Form 10-K and mail out our proxy statement to stockholders as soon as practicable.

I would like to give a brief update on our SOX 404 status. We and our independent auditors have been working diligently to complete our assessment of the Company’s internal controls at December 31, 2004 as required under SOX 404. We have not yet completed those assessments, in part because we got off to a much later start on our testing than many other companies, again, due to the concentration of time and effort required of us and our auditors during the second half of 2004. Based on our preliminary evaluation and testing of internal controls that we have completed to date, it is possible that certain conditions or controlled efficiencies identified in connection with our assessments could be considered material weaknesses once the final procedures have been concluded. Because much of our testing and our auditors’ testing of controls occurred after year end, rather than during 2004 as we originally planned, any exceptions or deficiencies that were identified could not be remediated on a retroactive basis to December 31, which is the snapshot date to determine your SOX 404 compliance.

Also, as we reported in our amended Form 10-K for 2003 in mid-November, our auditors had identified 4 material weaknesses. While we have been working to remediate those weaknesses, it is possible that when we complete our evaluation and testing, we may conclude that one or more of them may not have been sufficiently remediated as of 12/31. Assuming that we do conclude that any such material weaknesses, in fact, existed at 12/31, the Company and its auditors will not be able to report in the Company’s 2004 10-K that its internal controls were effective at 12/31. We are working closely with our audit committee to monitor the ongoing remediation and prevention of any material weaknesses and significant deficiencies in the Company’s internal controls. Operator, we are now ready to turn the call over for Q&A.

QUESTION AND ANSWER

Operator

At this time, I would like to remind everyone in order to ask a question, please press star, then the number 1 on your telephone keypad. We’ll pause for just a moment to compile the Q&A roster. Your first question comes from Jim Sullivan with Prudential Securities.

Jim Sullivan - Prudential Securities - Analyst

Thank you. Good morning. Terry, just a couple of questions on the — on the accounting issue briefly. These incentives that — that you cited in the release and talked about, I think they were characterized, and I’m not sure if it was in your comments or Ed’s comments, that they were — they were more common in markets where there was a very promotional leasing environment. I just wonder if you can tell us, you know, how far back they go, number 1. And number 2, whether they occurred in 1 or 2 markets more, as opposed to the overall portfolio?

Ed Fritsch - Highwoods Properties Inc. - President, CEO & Director

Hey, Jim, it’s Ed. Clearly, it’s been more recent in the last 2 to 3 years, if you go back to ‘99, 2000, 2001. It just was — it was more of a landlord’s market back then. Our Nashville, Richmond, Kansas City office markets have held up better than Raleigh, Tampa, Orlando, Charlotte. So, I think that you would see it, not in all markets, and heavier in some than others.

Jim Sullivan - Prudential Securities - Analyst

And secondly, in your press release, you addressed the — the assumption that these, that the change in the accounting would have no impact on net income, would have the impact of reducing FFO, and as I understand it, would not have an impact in terms of cash available for distribution. Is that right? You didn’t address that in the release.

Terry Stevens - Highwoods Properties Inc.-VP, CFO & Treasurer

Jim, I think that’s right. The, the lease incentive matter that we talked about, the amortization of those costs is going to be the same. It’s just a question of geography in the income statement and balance sheet of where they are recorded. Now, since they’re going to be recorded as an element of straight line rent that, does flow through into FFO, so FFO is affected, as I mentioned, but not net income. And then as we also said, based upon our current evaluation, we don’t think the magnitude of this is going to be material to FFO in ’04 or in the future.

Jim Sullivan - Prudential Securities - Analyst

Okay.

Terry Stevens - Highwoods Properties Inc. - VP, CFO & Treasurer

Also, since straight line rents are adjusted out of CAD it, shouldn’t affect CAD as well.

Jim Sullivan - Prudential Equity - Analyst

Okay. Very good. Thank you.

Terry Stevens - Highwoods Properties Inc. - VP, CFO & Treasurer

You’re welcome.

Operator

Your next question comes from Frank Greywitt with KeyBanc.

Frank Greywitt - KeyBanc - Analyst

Good afternoon, guys. I wondering if there — or good morning, rather. I was wondering if there could be an impact to G&A that could be higher than you previously expected.

Terry Stevens - Highwoods Properties Inc. - VP, CFO & Treasurer

From what aspect, Frank?

Frank Greywitt - KeyBanc - Analyst

Just the continued audits.

Terry Stevens - Highwoods Properties Inc. - VP, CFO & Treasurer

I wouldn’t say that there would be any material impact. I think, clearly, and it’s been widely reported that SOX 404 has been a more extensive and time-consuming process than, than probably companies or even the audit firms expected when they started into this process early last year. But, you know, overall those costs would not be material to the Company — any increase in those costs would not be material.

Frank Greywitt - KeyBanc - Analyst

Okay. In regard to the way you’re accounting for leases, do you think you might not have been properly adjusting for the amount of free rent that you gave your tenants, and in fact, that maybe your — that that should be included as far as a — the way the calculation for FAD goes?

Terry Stevens - Highwoods Properties Inc. - VP, CFO & Treasurer

No. Frank, we were properly accounting for the free rent portion in all of our leases. That wasn’t the issue on that part. The issue there was, when do you begin recording straight line rent? We were going by the lease commencement date that’s stated in the lease. But as we looked into this a little further, we concluded under GAAP, that if a tenant takes possession of the premises early — and that happens sometimes, not that frequent, but it does happen in some of our leases, particularly retail tenants — that under GAAP, that’s the point in time that the tenant has the right to control the space, and that revenue recognition, that’s when you should begin to record your straight line rental income. So, but, the actual free rent portion of our leases has always been properly accounted for.

Ed Fritsch - Highwoods Properties Inc. - President, CEO & Director

And Jim Sullivan, if you’re still listening, that, that may also speak in part to the response to your question with regard to the lease incentives. That component of it with regard to allowing early possession prior to lease commencement, the lion’s share of that, clearly, was in Kansas City and our retail holdings. Sorry, Frank.

Frank Greywitt - KeyBanc - Analyst

That’s fine. I guess another question I have as far as the rents, or your occupancy improved, as you indicated quite nicely, the — your cash rents were a little bit — the drop is a little bit higher than normal. Did you find yourself getting more aggressive during the quarter?

Ed Fritsch - Highwoods Properties Inc. - President, CEO & Director

Frank, I think it’s really driven, as we’ve said in the past, market-to-market, submarket-to-market, space-by-space.

Frank Greywitt - KeyBanc - Analyst

Okay.

Ed Fritsch - Highwoods Properties Inc. - President, CEO & Director

You know, our philosophy hasn’t changed over the last couple quarters on getting deals done and we’re being very careful on how we lease space. I would say it’s not a philosophical change. It’s more what space we leased that particular quarter.

Frank Greywitt - KeyBanc - Analyst

Okay. And, I guess, finally, you reiterated guidance. It kind of sounded like it was more of a — or is that a reiteration of the fundamentals behind your guidance? Or did that include a potential negative financial impact from the accounting adjustment?

Ed Fritsch - Highwoods Properties Inc. - President, CEO & Director

It’s both. It’s both.

Frank Greywitt - KeyBanc - Analyst

Okay. Thank you.

Ed Fritsch - Highwoods Properties Inc. - President, CEO & Director

You’re welcome.

Operator

Your next question comes from John Stewart with Smith Barney.

John Litt - Smith Barney - Analyst

Hi, it’s Jon Litt here with John Stewart. I just wanted to see if I understand this accounting issue correctly. The letter was sent from the SEC, but - sorry, from the SEC to the accounting board, to clarify ?

Terry Stevens - Highwoods Properties Inc. - VP, CFO & Treasurer

Yes.

Jon Litt - Smith Barney - Analyst

— the treatment of these issues, is that right?

Terry Stevens - Highwoods Properties Inc. - VP, CFO & Treasurer

That’s what they say in the letter, yes, John.

Jon Litt - Smith Barney - Analyst

And what — has there been a response yet?

Terry Stevens - Highwoods Properties Inc. - VP, CFO & Treasurer

I’m not sure if the AICPA has responded. I can’t comment.

Jon Litt - Smith Barney - Analyst

And but what you’re doing is you’re — so why are you — why are you evaluating this now?

Terry Stevens - Highwoods Properties Inc. - VP, CFO & Treasurer

Because the letter clarified accounting issues for operating leases. And when we got — when we saw the letter, we looked at it to see if there might have any implications to us, and along with our auditors did, then, identify these 2 matters that we talked about.

Jon Litt - Smith Barney - Analyst

Okay. And you’re differentiating from operating from capitalized — capital leases?

Terry Stevens - Highwoods Properties Inc. - VP, CFO & Treasurer

Yes.

Jon Litt - Smith Barney - Analyst

Okay. And then, so the 2 questions, the 2 points, the 2 issues, one is to do with the lease incentive. It doesn’t have anything to do with your traditional TI’s that you spend, is that right?

Terry Stevens - Highwoods Properties Inc. - VP, CFO & Treasurer

That’s correct.

Jon Litt - Smith Barney - Analyst

And can you describe to me what a lease incentive is?

Terry Stevens - Highwoods Properties Inc. - VP, CFO & Treasurer

It would be such things, John, as if we might agree to provide or give payments to the tenant to pay their moving costs into the space. Or sometimes a tenant might still have remaining rent obligations to their existing landlord, and as part of the negotiation, we might say, well, look, we’ll help you with that as an incentive to get them into our space. It’s those kinds of things, and they’re not, clearly not – they are only in a minority of our leases, and not overly significant. But they have occurred.

Jon Litt - Smith Barney - Analyst

I think someone said that tended to be in the retail assets in St. Louis?

Ed Fritsch - Highwoods Properties Inc. - President, CEO & Director

Well, no. What I was referring to there, Jonathan, was our retail assets, which are located in Kansas City. We often provide our customers access to the space. Where we white box a space, and then we give possession to them so that they can do the infill themselves. And what the customers have historically been booking or what they are correcting to book right now, is recognition of their straight line obligation of that rent. And what we were doing is we weren’t starting the straight line until the lease commenced, as opposed to when we conveyed possession. So there’s 2 different issues.

Jon Litt - Smith Barney - Analyst

I’m sorry. You’re right. So this is the second — that was 1 issue. The lease incentive was a separate issue.

Terry Stevens - Highwoods Properties Inc. - VP, CFO & Treasurer

Right.

Ed Fritsch - Highwoods Properties Inc. - President, CEO & Director

That’s correct. That’s correct.

Jon Litt - Smith Barney - Analyst

Okay. So now on the lease incentive, would your — what they are requiring to do is that you write that incentive off over the life of the lease?

Terry Stevens - Highwoods Properties Inc. - VP, CFO & Treasurer

That’s correct.

Jon Litt - Smith Barney - Analyst

And you reduce your straight line rent during that period?

Terry Stevens - Highwoods Properties Inc. - VP, CFO & Treasurer

Yes.

Jon Litt - Smith Barney - Analyst

Okay.

Ed Fritsch - Highwoods Properties Inc. - President, CEO & Director

Basically — you start it earlier. And that way we have mirror accounting to the lessee’s accounting.

Jon Litt - Smith Barney - Analyst

And prior to that, you were treating it as TI, you were capitalizing it, and depreciating it over the life of the lease?

Terry Stevens - Highwoods Properties Inc. - VP, CFO & Treasurer

Yes.

Jon Litt - Smith Barney - Analyst

And so, this will clearly reduce FFO as it relates to the straight line reduction.

Terry Stevens - Highwoods Properties Inc. - VP, CFO & Treasurer

That’s correct, but we also don’t think, John, that the impact would be material.

Jon Litt - Smith Barney - Analyst

Because, because these types of incentives were not pervasive?

Terry Stevens - Highwoods Properties Inc. - VP, CFO & Treasurer

That’s correct.

Jon Litt - Smith Barney - Analyst

And then on the possession before the lease term - so you typically started calculating, or you started recording rent in your FFO on the day the lease commenced on a straight line basis?

Ed Fritsch - Highwoods Properties Inc. - President, CEO & Director

That’s right.

Jon Litt - Smith Barney - Analyst

And what they’re requiring you to do now is to start recording rent on the day that they took possession, which is often times before the date of lease commenced?

Ed Fritsch - Highwoods Properties Inc. - President, CEO & Director

That’s correct, which would actually have a positive impact on FFO.

Jon Litt - Smith Barney - Analyst

And — although it might —

Ed Fritsch - Highwoods Properties Inc. - President, CEO & Director

It’s nominal, but it — to the degree that the other one runs in one direction, this runs in the other direction. Both of them, we expect to be nominal.

Jon Litt - Smith Barney - Analyst

And would you be required to restate historical, or is this on a go-forward?

Terry Stevens - Highwoods Properties Inc. - VP, CFO & Treasurer

We haven’t finished the evaluation or the quantification of the effects yet, John. So we — I can’t answer that question.

Ed Fritsch - Highwoods Properties Inc. - President, CEO & Director

And we hadn’t said restate. Just to be clear there.

Jon Litt - Smith Barney - Analyst

Well, you haven’t said restate, but, I mean, you’re waiting — what are you waiting for now? You’re waiting for what your accountants — ?

Ed Fritsch - Highwoods Properties Inc. - President, CEO & Director

Well, no, we and our accountants are working in concert to go through the files, to be sure that we properly understand what’s in this letter and how we’ve conducted — how we’ve conducted our accounting for the issues that we’ve described. We — our point is that we became aware of this in late February. And, again, I wasn’t going sacrifice a calendar for thoroughness. I want — I want our foundation to be strong and we’re going to take the time we need to get this right.

Jon Litt - Smith Barney - Analyst

And I assume this is a issue that effects most REITs.

Ed Fritsch - Highwoods Properties Inc. - President, CEO & Director

That we — I can’t speak for other REITs.

Jon Litt - Smith Barney - Analyst

And then on your material weaknesses, I don’t know if I missed this a little bit. You said there were 4 areas which were identified prior to year end?

Terry Stevens - Highwoods Properties Inc. - VP, CFO & Treasurer

There were 4 material weaknesses, John, that we reported when we filed our amended Form 10-K for 2003, which that was filed in mid-November, as you recall.

Jon Litt - Smith Barney - Analyst

Right.

Terry Stevens - Highwoods Properties Inc. - VP, CFO & Treasurer

And those were identified by the auditors at that time in connection with, you know the work that was done on the amended filing.

Jon Litt - Smith Barney - Analyst

And then —

Terry Stevens - Highwoods Properties Inc. - VP, CFO & Treasurer

We’ve already commented on those in our third quarter earnings call.

Jon Litt - Smith Barney - Analyst

And so are there other things that you’re evaluating now in addition to those 4?

Terry Stevens - Highwoods Properties Inc. - VP, CFO & Treasurer

Well, we’re certainly going through the entire evaluation of SOX 404. And as I indicated in my comments, you know, we got a later start than most, and we haven’t finished that work up yet, so we don’t know. We haven’t, you know, concluded our evaluations on the findings yet.

Jon Litt - Smith Barney - Analyst

So there may be.

Terry Stevens - Highwoods Properties Inc. - VP, CFO & Treasurer

There may be, yes.

Jon Litt - Smith Barney - Analyst

You just don’t know yet.

Terry Stevens - Highwoods Properties Inc. - VP, CFO & Treasurer

Yes, that’s what we said.

Jon Litt - Smith Barney - Analyst

Now, do you think you’ll be able to file the K by the deadline?

Terry Stevens - Highwoods Properties Inc. - VP, CFO & Treasurer

It’s not clear at this time. The 10-Ks are due on, I think, March 16th this year. If not, you know, we would avail ourselves of the automatic extension.

Jon Litt - Smith Barney - Analyst

Right. And the extension would take you through March 30.

Terry Stevens - Highwoods Properties Inc. - VP, CFO & Treasurer

Yes.

Jon Litt - Smith Barney - Analyst

And if you didn’t get it done then, then you could file later. I don’t know if there’s penalties, but I know you couldn’t be a shelf filer at that point, is that right?

Terry Stevens - Highwoods Properties Inc. - VP, CFO & Treasurer

I believe that’s correct, John, yes.

Jon Litt - Smith Barney - Analyst

Okay. I don’t know if — John Stewart, do you have any questions?

John Stewart - Smith Barney - Analyst

Just quickly, Ed, the, on the Charlotte portfolio, I understand you can’t talk about, you know, what’s in the works at this point, but can you give us a sense for the bids that fell out from the other 12 firms?

Ed Fritsch - Highwoods Properties Inc. - President, CEO & Director

No, John. As we’ve discussed before, you know, we just don’t want to put any information out, because then we end up negotiating against ourselves. We’re in negotiations with the best and final top offer, and we hope to be through that and be able to disclose something publicly within the next 6 weeks or so.

John Stewart - Smith Barney - Analyst

Okay. Thank you.

Jon Litt - Smith Barney - Analyst

Thank you.

Ed Fritsch - Highwoods Properties Inc. - President, CEO & Director

You’re welcome.

Operator

Your next question comes from Susan Berliner with Bear Stearns.

Susan Berliner - Bear Stearns - Analyst

Hi, good morning. Just a few questions. one was, I was wondering if you had spoken with the rating agencies about these accounting issues and 404 issues, and if you could comment on that at all.

Ed Fritsch - Highwoods Properties Inc. - President, CEO & Director

Susan, we’ve been working closely with the rating agencies, and as I mentioned in my prepared remarks, both Moody’s and S&P have affirmed, just this quarter on us. And we gave them a heads up yesterday that this press release was coming out. And we’ll certainly be in conversation with them later today or this week. But they’re aware it was coming out, and we’ve stayed very close to them with regard to what our plans are for the Company.

Susan Berliner - Bear Stearns - Analyst

Okay. And question number 2. I know you have some term loans coming due at the end of the year. Are we to assume that you’ll probably pay those off with asset sales?

Ed Fritsch - Highwoods Properties Inc. - President, CEO & Director

That’s correct.

Terry Stevens - Highwoods Properties Inc. - VP, CFO & Treasurer

Well—

Ed Fritsch - Highwoods Properties Inc. - President, CEO & Director

The 2 principal loans that comprise about $70-plus million that have an 8-plus percent interest rate on them. We anticipate paying those off.

Terry Stevens - Highwoods Properties Inc. - VP, CFO & Treasurer

The other — Sue this, is Terry. The other term loans, which I think you may be referring, to, which total $120 million that mature in late ’05. On the hundred — there’s the larger one for $100 million has a 1-year extension option. So we could avail ourselves of that option as well.

Susan Berliner - Bear Stearns - Analyst

Okay, and is there any update in terms of how many of your assets are unencumbered or what that total amount is, or if you can update us on the unencumbered NOI?

Terry Stevens - Highwoods Properties Inc. - VP, CFO & Treasurer

Well, we can’t give you unencumbered NOI, since we haven’t reported unencumbered NOIs. But I don’t think it would be significantly different at this time from what we reported at the end of March. The loans that Ed mentioned too, the $70 million of loans that we’re going to be paying off this year, are secured loans, and we don’t intend to refinance those assets. So we will be generating some additional unencumbered assets when those 2 loans get paid off this year.

Ed Fritsch - Highwoods Properties Inc. - President, CEO & Director

And one’s in April. One expires in April and the other one in August.

Susan Berliner - Bear Stearns - Analyst

Okay. Great. Thank you, very much.

Ed Fritsch - Highwoods Properties Inc. - President, CEO & Director

You’re welcome.

Operator

Your next question comes from David Fick with Legg Mason.

David Fick - Legg Mason - Analyst

Good morning.

Ed Fritsch - Highwoods Properties Inc. - President, CEO & Director

Hi, David.

David Fick - Legg Mason - Analyst

I actually have the SEC letter in front of me, and I had a chance to talk to NAREIT this morning about this. And I want to clarify. I assume that since the letter only refers to guidance for the lessee, that you’re imputing to the lessor all of the standards that are being discussed by staff in the letter.

Terry Stevens - Highwoods Properties Inc. - VP, CFO & Treasurer

We — we looked at the guidance that we thought — that was referred to including technical bulletin 88-1. And we made our determinations, David, in consultation with our auditors, Ernst & Young, in terms of how we should apply some of these lease accounting practices to us.

David Fick - Legg Mason - Analyst

All right. I don’t want to get too arcane or too into the technical details, but when I read staff comment 3-B, it says incentives should be recorded as deferred rent and amortized as reduction to lease expense over the lease term. It doesn’t say anything about delivery of space.

Terry Stevens - Highwoods Properties Inc. - VP, CFO & Treasurer

The delivery comment is with respect to when you begin direct — when the lease term begins. It’s sort of — it’s part of the definition of what lease term is.

David Fick - Legg Mason - Analyst

And that’s in 88-1?

Terry Stevens - Highwoods Properties Inc. - VP, CFO & Treasurer

I believe so, yes.

David Fick - Legg Mason - Analyst

Okay. And then the other thing in this letter is that they have given a fair amount of discretion in terms of how you handle any corrections, and they specifically state that if it’s immaterial to prior periods, restatement is not required.

Terry Stevens - Highwoods Properties Inc. - VP, CFO & Treasurer

And as I said, we have not finished quantifying the effect yet, so we can’t comment on —

David Fick - Legg Mason - Analyst

But you have said that you believe it’s immaterial?

Terry Stevens - Highwoods Properties Inc. - VP, CFO & Treasurer

I don’t think it’s going to be material to FFO, correct. The net effect of these adjustments, correct.

David Fick - Legg Mason - Analyst

Okay. All right. I’ll just leave it there, I guess, then. The restructuring charges, any potential there for your discussion, Ed, of the changes in the Company’s forward business plan?

Ed Fritsch - Highwoods Properties Inc. - President, CEO & Director

Tell me what you mean by restructuring charges.

David Fick - Legg Mason - Analyst

You know, if you’re going to be, you’ve said there’s nothing sacred in terms of people and, you know, and the way you’re going to run the business. Would there be any potential charges coming as this plan solidifies and you decide, you know, what changes you’re going to make in your structure?

Ed Fritsch - Highwoods Properties Inc. - President, CEO & Director

Well, we don’t — what I was trying to convey there is that when we sat down, we said nothing’s sacred. Let’s ask all the questions about the business and how we conduct our business. And assuming that, you know, anybody who started yesterday doesn’t get to start tomorrow, any property that we have, let’s be sure nobody’s falling in love with a piece of real estate. And let’s assume, just because we did something that way yesterday, doesn’t mean we need to do it that way tomorrow. But you, clearly, will have some severance costs in closing our office in Charlotte. When we sell those assets, if we’re able to reach a final negotiation with them, but beyond that, I don’t expect any substantive restructuring costs.

David Fick - Legg Mason - Analyst

Is any cost associated with that included in your guidance?

Ed Fritsch - Highwoods Properties Inc. - President, CEO & Director

For Charlotte?

David Fick - Legg Mason - Analyst

Yes.

Ed Fritsch - Highwoods Properties Inc. - President, CEO & Director

Yes, we said we would have 100 to $300 million worth of dispositions, and we’ve also disclosed what the net G&A savings would be on an annual basis, which is about $500,000 a year.

David Fick - Legg Mason - Analyst

I understand that, but any restructuring costs or severance costs?

Ed Fritsch - Highwoods Properties Inc. - President, CEO & Director

No, sir.

David Fick - Legg Mason - Analyst

That’s not included in your guidance?

Ed Fritsch - Highwoods Properties Inc. - President, CEO & Director

We don’t expect anything beyond Charlotte.

David Fick - Legg Mason - Analyst

Okay, but — all right. Are you planning to have another call once you do finalize your numbers?

Ed Fritsch - Highwoods Properties Inc. - President, CEO & Director

Absolutely.

David Fick - Legg Mason - Analyst

Okay. And then lastly, can you just comment briefly on your dividend coverage, maybe you can’t do that until you release, but, you know, sort of your current and forward view on that?

Ed Fritsch - Highwoods Properties Inc. - President, CEO & Director

Our current and forward view on that is that we continue to have a large quantity of non-core land that we’re disposing of to cover that shortfall. We sold over $30 million worth this past year. We have 60, $70 million worth to sell yet. And we expect to use proceeds from land sales, non-core land sales, to cover the dividend as long as our business metrics continue to improve.

David Fick - Legg Mason - Analyst

Okay. Thanks a lot.

Ed Fritsch - Highwoods Properties Inc. - President, CEO & Director

You’re welcome.

Terry Stevens - Highwoods Properties Inc. - VP, CFO & Treasurer

Thanks, David.

Operator

Again, to ask a question, please press star, then the number one on your telephone keypad. Your next question comes from Keith Mills with UBS.

Keith Mills - UBS - Analyst

Hi, good morning.

Ed Fritsch - Highwoods Properties Inc. - President, CEO & Director

Good morning, Keith.

Keith Mills - UBS - Analyst

Question for both Ed and for Terry. This is the second accounting-related issue that the Company has had to announce in the last, call it, 8 months. Where are you in terms of personnel and staffing within the accounting and finance department at Highwoods? I know, I believe it was Terry, you indicated — or Ed, you indicated back on your call in November that you had staffed up and you, I think, you had increased staffing by 40 percent since the end of ‘99. Can you give us an update where you are now within the personnel of your accounting and finance department. And if you have overlapping responsibilities across the accounting and finance personnel, or are they, in fact, separate, you know, responsibilities that these individuals are doing. And then, secondly, related to that, where you are and what the likelihood is that you’ll keep Ernst & Young as your auditor?

Ed Fritsch - Highwoods Properties Inc. - President, CEO & Director

Okay. With regard to staffing, I think as we had illustrated, that we were understaffed on the accounting side. We brought in someone to take the charge with regard to Sarbanes-Oxley. We brought in an assistant controller and some other people to — to fortify our accounting staff. Obviously, we brought Terry in December 1 of a year ago to come in and take responsible for all of our accounting issues, and I think that’s been a good add to our team. With regard to Ernst & Young, we continue to work in concert with them so that we have a good, clean set of books that are — that have a transparent reflection of the Company’s operations to our investors. The fact that we have 2 calls with you all with regard to accounting issues in the last 8 months, I would hope would be interpreted as, you know, our interest in making sure that we’re turning this Company, and you can only build a company on a strong foundation. And we want to be sure that all the accounting is right. And that’s the objective of the delay of this, is to be sure that we got to right. I’d much rather put out a release to say we’re delaying for a little bit to get this right than to put out a release and to say we missed something.

Keith Mills - UBS - Analyst

So it sounds like you’ll probably keep Ernst & Young as your auditors at this point.

Ed Fritsch - Highwoods Properties Inc. - President, CEO & Director

At this point, we are working in concert with E&Y to get through these issues, yes, sir.

Keith Mills - UBS - Analyst

Okay. And both, I guess, Ed and Terry, do you have a sense — are there any stones that have not yet been yet lifted that may, you know, 3 or 6 months from now unveil additional accounting-related issues at the Company? Or do you feel comfortable now that you’ve combed through everything and that you’re confident at this point that we won’t have another situation like this, call it, in the next 3 or 6 months?

Terry Stevens - Highwoods Properties Inc. - VP, CFO & Treasurer

Well, certainly if we had any indications now, we’d uncover them now. We believe that, in connection with all the work that was done in the restatement and these 2 things that have popped up, which are relatively much less significant to what we talked about before, just to make sure that’s clear, we don’t believe there’s any material or significant items out there. Auditing is not — or accounting is not, you know, something you can give 100 percent assurance on, but we have done a lot of work to evaluate that.

Keith Mills - UBS - Analyst

Okay. I understand that, Terry. I just — the reason I asked that question is because the February 7th letter is basically a reiteration or clarification of a requirement that was in place already. So this is something that the Company probably should have been adhering to already and that wasn’t a new rule or requirement for the Company. So that’s why I ask that. The other question is just following up on Jim Sullivan’s question about CAD, I would think this would impact your CAD because this is an expense. It’s not related to straight line rents, per se. It’s an expense related to reducing straight line rents and that it would also reduce CAD.

Terry Stevens - Highwoods Properties Inc. - VP, CFO & Treasurer

I think in our CAD calculation we adjust for straight line rents going from FFO to CAD. So we — we back it out in our definition of CAD. Whatever straight line rent is, we adjust for.

Keith Mills - UBS - Analyst

But this is not a — this new adjustment that you’ll have to make to straight line rental revenues is not straight line rents. It’s separate from that, isn’t it? Isn’t an expense or a cost that is now being ducted from that number?

Terry Stevens - Highwoods Properties Inc. - VP, CFO & Treasurer

I think it — well, we include — I think it will be straight line rent, as I understand it, yes.

Keith Mills - UBS - Analyst

Okay. So once again, you’re saying it should not impact CAD?

Terry Stevens - Highwoods Properties Inc. - VP, CFO & Treasurer

This is a non-cash expense. It just doesn’t impact cash, so it should not impact CAD.

Keith Mills - UBS - Analyst

Okay. And then the final question, I guess for Terry, is can you share with us the accounting software that you use within Highwoods for, you know, accounting, financial reporting, et cetera? Is there one package or is it multiple packages, and if so, what are the names of those?

Terry Stevens - Highwoods Properties Inc. - VP, CFO & Treasurer

We have implemented the JD Edwards package several years ago. We have that one package for all of our Company and all locations operate off the same general ledger and sub-systems.

Keith Mills - UBS - Analyst

Okay. So it’s all JD Edwards.

Terry Stevens - Highwoods Properties Inc. - VP, CFO & Treasurer

All JD Edwards, yes.

Keith Mills - UBS - Analyst

Thank you, guys. Appreciate it.

Ed Fritsch - Highwoods Properties Inc. - President, CEO & Director

Hey, Keith?

Keith Mills - UBS - Analyst

Yes.

Ed Fritsch - Highwoods Properties Inc. - President, CEO & Director

Let me be sure that we’ve effectively communicated with you. You know, we have delayed putting out these numbers because of our commitment to accuracy and honesty and transparency. You know, the Company is economically sound. The Wall Street Journal article also referenced 60-plus other retailers that are having to — to address this inconclusive of companies like McDonalds and Starbucks and others. This is a non-cash expense, and we — I just want to be sure that everybody understands what we’re doing with regard to this delay.

Keith Mills - UBS - Analyst

Understood. Thank you.

Ed Fritsch - Highwoods Properties Inc. - President, CEO & Director

You’re welcome.

Operator

Your next question comes from Greg Whyte with Morgan Stanley.

Greg Whyte - Morgan Stanley - Analyst

Hi, good morning, guys. Just a couple of continuations on a common theme here. Can you help me understand how we determine what the definition of an incentive is versus a tenant improvement? I mean is this just include costs that you would have paid to perspective tenants or free rent that you’ve afforded them?

Terry Stevens - Highwoods Properties Inc. - VP, CFO & Treasurer

Greg, free rent is not what we’re talking about here. We’ve always accounted for free rent in our calculation of straight line rent correctly. The lease incentives are just payments that I’ve indicated in my comments where we’re paying something other than TIs to the tenant as part of the lease, like the example I gave was sometimes we will agree to pay moving allowances and things like that. And they are not really tenant improvements that relate to the space that’s being leased.

Greg Whyte - Morgan Stanley - Analyst

Okay. Secondly, I mean, there’s a lot of references here to retail tenants. To what extent may some of the, quote, unquote, incentives that you’ve afforded be — have had been given to office tenants along the way?

Terry Stevens - Highwoods Properties Inc. - VP, CFO & Treasurer

I think that these incentives have been to both retail and office tenants. The reference to retail, to be a little bit clearer, was more toward the fact as to which types of tenants tend to take possession of the space earlier than the lease commencement date. It just, it’s just a little bit more common in the retail world for the tenant to want to take possession to finish the build out of the space, you know, a few months or weeks prior to the point in time that the lease commences.

Greg Whyte - Morgan Stanley - Analyst

Okay. But in theory it, could effect office tenants.

Ed Fritsch - Highwoods Properties Inc. - President, CEO & Director

Yes, it could. The dollars, are really more the office tenants, and the early possession is really more the retail tenants. Where retailers do their own TI.

Greg Whyte - Morgan Stanley - Analyst

Okay. In your, in your press release last night, you referenced that you would [not audible] of various covenants, et cetera, as a consequence of the lease accounting changes. Is the issue with the SOX 404, is that — I mean, if you don’t get Sox 404 right as final for this, for right now, does that have any impact on covenants?

Terry Stevens - Highwoods Properties Inc. - VP, CFO & Treasurer

No. There’s no, none of the covenants specifically reference SOX 404.

Greg Whyte - Morgan Stanley - Analyst

Okay. Just can you give us a little bit of details, the 199,00-square foot that you just leased in Highwoods Preserve, can you talk to us about some of the lease details there?

Ed Fritsch - Highwoods Properties Inc. - President, CEO & Director

Sure, Greg. Thanks for asking about an operational issue. It’s an 11-year lease. The lease will commence in November of this year. It’s for Building I, which if you recall the campus, it’s one of the headquarters buildings that they had that fronts the water. The TI on it is relatively low. The total CapEx spend including the commission was about $2.4 million. Now, the company Syniverse Technologies, they are a company that provides services to wireless telecommunication companies worldwide, and what they primarily do is facilitate roaming for subscribers who are on different networks so that the billing can convey as you go from one roaming area to another, and also helps with — they also assist with portability of telephone numbers when you change from one service another. Their pro forma net income is about $30 million for the 9 months ended.

Greg Whyte - Morgan Stanley - Analyst

Okay. And in terms of the rent rate per square foot, you may not want to be specific about it, but reference that against where market is today and how much of an incentive, sorry to use that term, do you have to give to them to get them in?

Ed Fritsch - Highwoods Properties Inc. - President, CEO & Director

Well, there is a free-rent component, but the rental rate was a triple net deal and we’re right in line with where we’ve been marketing the space in the 12 to $13 range.

Greg Whyte - Morgan Stanley - Analyst

Okay. You referenced 60 percent of the assets have either been sold or leased. If we take just the assets that, you know, you continue to own here or that are remaining, what’s the occupancy right now?

Ed Fritsch - Highwoods Properties Inc. - President, CEO & Director

What we continue to own, see, we were 640 and we leased 285 over 640.

Greg Whyte - Morgan Stanley - Analyst

Okay.

Ed Fritsch - Highwoods Properties Inc. - President, CEO & Director

45 percent.

Greg Whyte - Morgan Stanley - Analyst

Okay. Okay. Just one other question. The development that you announced at the Country Club Plaza, I understand is, what, on an adjacent land parcel, is that correct?

Mike Harris - Highwoods Properties Inc. - EVP & COO

Greg this, is Mike. That was a joint venture that was actually started in ‘03 and delivered in November of ‘04, and that’s about 285,000 square feet. It’s actually adjacent to the Plaza. And that’s a 50-50 JV.

Greg Whyte - Morgan Stanley - Analyst

But it’s — is it separate to the Plaza, or in terms of the way you hold it or is it part of the Plaza?

Mike Harris - Highwoods Properties Inc. - EVP & COO

It’s separate. Because, again, it’s a joint venture with Copaken Group out of Kansas City.

Greg Whyte - Morgan Stanley - Analyst

Okay. Thanks a lot for your help.

Ed Fritsch - Highwoods Properties Inc. - President, CEO & Director

Thank you, Greg.

Operator

Your next question comes from Jamie Feldman with Prudential Equity Group.

Jamie Feldman - Prudential Equity Group - Analyst

Thank you, very much, and good morning.

Ed Fritsch - Highwoods Properties Inc. - President, CEO & Director

Good morning, Jamie.

Jamie Feldman - Prudential Equity Group - Analyst

How are you? The — can you talk a little bit about which sectors are driving your somewhat improved demand, and is there anything that’s surprising you?

Ed Fritsch - Highwoods Properties Inc. - President, CEO & Director

I’d say it continues to be the professional services, financial, insurance, healthcare, law firms, accounting…

Mike Harris - Highwoods Properties Inc. - EVP & COO

smaller — it’s part of what we referenced, Jamie, as part of a small business expansion. As you know, our average size tenant throughout our system is in the 5 to 7,000-square-foot-per-tenant basis. And that’s where we’re seeing a lot of the growth. Obviously, the Syniverse lease was an exception, given the size of that transaction. But we’ve seen a fair amount of pent up demand from the smaller tenants, and they are now growing, expanding pretty rapidly. So that’s where we see it. And it is primarily on the services side.

Jamie Feldman - Prudential Equity Group - Analyst

And then, what are these smaller tenant require in terms of TIs? What’s important to them?

Ed Fritsch - Highwoods Properties Inc. - President, CEO & Director

Well, we’ve been running between 9 and $11 a square foot on average, in the 10 to 11 percent range of total term base rents. You know, for a lot of the smaller companies that are in place where they’re expanding is moving a demising wall. For those that come in, it just varies from space to space.

Mike Harris - Highwoods Properties Inc. - EVP & COO

And we’ve seen slight average increase in our term of lease, so the longer term you go, typically, you might give a little more on your TIs to get that term.

Jamie Feldman - Prudential Equity Group - Analyst

Okay. And then in terms of the guidance, what underlying assumptions have changed since the last time you provided it?

Ed Fritsch - Highwoods Properties Inc. - President, CEO & Director

Since the last time we provided it? Well, we’re really just confirming what we provided in January.

Jamie Feldman - Prudential Equity Group - Analyst

Okay. But it sounded like there was some increased charges, accounting-related charges.

Ed Fritsch - Highwoods Properties Inc. - President, CEO & Director

No, sir.

Jamie Feldman - Prudential Equity Group - Analyst

Nothing. Okay. Thank you.

Ed Fritsch - Highwoods Properties Inc. - President, CEO & Director

You’re welcome.

Operator

You have a follow-up question from Keith Mills with UBS.

Keith Mills - UBS - Analyst

Hi, yes. Ed, I think you had indicated in your prepared remarks that you had 60 to — or you expected 60 to $70 million in land sales over the next 3 years. Do have I that number right?

Ed Fritsch - Highwoods Properties Inc. - President, CEO & Director

Yes, sir.

Keith Mills - UBS - Analyst

Okay. And is that — should we assume that that’s pretty evenly played out over the next 3 years, call it, 20 or $22 million a year?

Ed Fritsch - Highwoods Properties Inc. - President, CEO & Director

I’d say it’d be more heavily weighted in the first 2 years.

Keith Mills - UBS - Analyst

Okay.

Ed Fritsch - Highwoods Properties Inc. - President, CEO & Director

And I would want to be sure to emphasize that it’s our non-core land holdings.

Keith Mills - UBS - Analyst

Okay. And then, could you share with us what the value is, in your opinion, of the total land inventory that Highwoods has at this point?

Ed Fritsch - Highwoods Properties Inc. - President, CEO & Director

Well our — the — what do we have in the supplemental, the book value? Market value. The market value is at $213 million.

Keith Mills - UBS - Analyst

That’s core and non-core?

Ed Fritsch - Highwoods Properties Inc. - President, CEO & Director

Correct.

Keith Mills - UBS - Analyst

And then, if you take out the 60 to 70, is there any remaining non-core land, or is the rest just core at that point?

Ed Fritsch - Highwoods Properties Inc. - President, CEO & Director

Right now we’ve got it as core, Keith.

Keith Mills - UBS - Analyst

Okay.

Ed Fritsch - Highwoods Properties Inc. - President, CEO & Director

As we work through it and things change over the next 3 years, or we see opportunities to upgrade a parcel, we may do that.

Keith Mills - UBS - Analyst

Okay. Okay. Thanks. I appreciate it.

Ed Fritsch - Highwoods Properties Inc. - President, CEO & Director

You’re welcome.

Operator

At this time, there are no further questions. Mr. Fritsch, are there any closing remarks?

Ed Fritsch - Highwoods Properties Inc. - President, CEO & Director

I just want to thank everybody for their continued interest, and want to be sure to thank all of our co-workers for all their great efforts over the past year, and particularly this past quarter. We had some excellent operating results to talk about, unfortunately, offset by this delay to some degree with regard to accounting. But it’s our commitment to having things right. And I appreciate everybody’s time, and we’re certainly available after the call for any questions anybody may have. Thank you.

Operator

This concludes today’s conference call. You may now disconnect.